Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-266346 on Form F-3 and Registration Statement No. 333-233958 on Form S-8 of our report dated March 26, 2024 relating to the financial statements of Eltek Ltd. appearing in this Annual Report on Form 20-F for the years ended December 31, 2024.

Brightman Almagor Zohar & Co.
Certified Public Accountants
A firm in the Deloitte Global Network
Tel Aviv, Israel

April 8, 2025